Exhibit (c)(8)

Preliminary – 11/13/2018 6:26 PM November 15, 2018 Project Oak CONFIDENTIAL MATERIALS Confidential Presentation to the Board of Directors of EMCC

General Information and Limitations This presentation, and the oral or video presentation that supplements it, have been developed by and are proprietary to Boenning & Scattergood, Inc. and were prepared exclusively for the benefit and internal use of the recipient. Neither the printed presentation nor the oral or video presentation that supplements it, nor any of their contents, may be reproduced, distributed or used for any other purpose without the prior written consent of Boenning & Scattergood, Inc. The analyses contained herein rely upon information obtained from the recipient or from public sources, the accuracy of which has not been verified, and cannot be assured, by Boenning & Scattergood, Inc. Moreover, many of the projections and financial analyses herein are based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results. Finally, the printed presentation is incomplete without the oral or video presentation that supplements it. Boenning & Scattergood, Inc. prohibits employees from offering, directly or indirectly, favorable research, a specific rating or a specific price target, or offering or threatening to change research, a rating or a price target to a company as consideration or inducement for the receipt of business or compensation. Boenning & Scattergood, Inc. also prohibits research analysts from being compensated for their involvement in, or based upon, specific investment banking transactions. Boenning & Scattergood, Inc. is a registered broker-dealer and a member of the Financial Industry Regulatory Authority. This material is protected under applicable copyright laws and does not carry any rights of publication or disclosure. 1 Confidential

Table of Contents Section Page I. II. III. Executive Summary Current Position of EMCI Valuation Information 3 11 16 a) b) c) d) e) f) Summary of Approaches & Recommendations Publicly Traded Companies Analysis Precedent Transactions Analysis Present Value Analysis Controlling Shareholders Going Private Transactions (“CGPTs”) Premiums Paid Analysis IV. Management Impact Analysis Summary 23 Appendix: A. Valuation Detail B. EMCI Management Projections 26 49 2 Confidential

 Confidential I.Executive Summary

Evolution of EMCI Public Ownership  EMCI was formed by EMCC and historically provided the following benefits:       Access to capital markets to support growth and enhance consolidated surplus. Raise overall profile of the EMC family of companies Provide additional financial and corporate governance oversight via regulators, investors and a separate board of directors. Provide potential acquisition currency (unused). Provide for incentive-based compensation via equity as well as promoting engagement by employees who purchase stock Importantly, EMCI has no employees, operations or significant source of business independent of EMCC  Significant industry and market changes over the past several decades resulted in a reduction of perceived benefits, and, an increase in costs and risks At the same time, challenges to increasing EMCI shareholder value include:        Divergent mutual and stock company fundamental financial goals and objectives and operating strategy. Historically lower ROE than publicly-traded peers Small-cap stock with low amount of public float and liquidity Slower organic growth compared to publicly-traded peers No takeover premium Ability to raise additional capital is limited due to AM Best’s requirement that EMCC’s ownership remain above 50.1% (~55% currently) to receive a “group” rating. Limited analyst coverage No near-term prospect of any M&A growth prospects Increasing regulatory, compliance and accounting costs Increasingly burdensome and complex corporate structure Outlook for continued underperformance compared to publicly-traded peers        EMCC examined other strategic alternatives to improve EMCI shareholder value Management and EMCC Finance Committee analysis indicated significant limitations to the successful implementation and ultimate effectiveness of the potential alternative strategies examined. Conclusion was that purchase of EMCI’s publicly traded shares was the best strategic alternative available to benefit EMCI’s public shareholders and EMCC and its policyholders  4 Confidential

EMCI - Public Share Price Performance $33.00 $31.00 $29.00 $27.00 $25.00 $23.00 $21.00 $19.00 $17.00 $15.00 33.00 31.00 29.00 27.00 25.00 23.00 21.00 19.00 17.00 15.00 34.00 35.00 30.00 30.00 25.00 26.00 20.00 22.00 15.00 18.00 10.00 14.00 5.00 0.00 10.00 Note: intra-day high price of $32.19 was recorded on 11/30/2017; all prices reflect 3 for 2 stock split in June 2015. 5 Confidential High Low VWAP $31.19 $11.05 $19.85 High LowVWAP $31.19 $17.69 $24.66 10 Year 5 Year HighLowVWAP $31.19$21.97$27.00 52-Week High52-Week LowVWAP $31.06$23.26$27.09 3 Year 1 Year

Summary of Potential Transaction Boenning understands that EMCC management, finance committee and board have engaged in preliminary discussions and analysis of the repurchase of the publicly traded minority interest in EMCI from shareholders (the “Purchase”).  EMCC would attempt to acquire all of the common shares of EMCI not currently owned by EMCC, estimated to be ~10 million shares or ~46% of the outstanding shares(1). As such, EMCC convened its Finance Committee and, based on its recommendations, subsequently its Board of Directors to evaluate the merits and impacts on EMCC and EMCI of the Purchase transaction. Management and legal counsel provided significant information relating to the potential Purchase. According to EMCC management and Finance Committee, rationale for the Purchase includes:     Immediate and substantial improvement in EMCI shareholder value, particularly compared with near-term and long-term prospects, as EMCI has generally underperformed the market. Simplify the corporate and organizational structure to allow EMCC’s management to focus on fiduciary responsibilities to policyholders instead of both policyholders and stockholders. Total liquidity for EMCI shareholders, particularly compared to limited float and liquidity of EMCI’s shares Pro forma financial impact neutral to positive to EMCC in most cases Ability to finance transaction on favorable terms Elimination of public company costs and dividends provides cash for payment of interest on borrowings to finance Purchase Elimination of complex and burdensome corporate structure and divergent financial and operational philosophies.        EMCC’s Board has engaged Boenning as its financial advisor in connection with the potential Purchase. 1) Assumes 21,611,374 common shares outstanding as of 10/31/18, 326,365 options outstanding subject to exercise (assuming the treasury method) and EMCC owned shares of 11,771,778 as of 4/6/18 proxy filing. 6 Confidential

Summary Valuation Matrix – All Methods Boenning prepared analysis of the potential value of EMCI utilizing multiple methodologies. Comparable Company Selected Range Precedent T ransaction Selected Range * 89 Controlling Going Private Transactions * $42.09 Present Value Analysis $18.47 Premiums Paid * $40.61 9/30/18 Book Value -/+ 15% 22.64 Analyst Price Target Range $28.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 Price Per Common Share * These valuation metrics reflect a controlling interest. 7 Confidential Median: $30.01 $12 .15 $30.63 $25. $35.35 $31.1 0 $30.03 52 week L/H: $23.26 - $31.06 $ $25.70 $30.62 $30.00

Selected Valuation Observations

Boenning notes that qualitative and quantitative factors, including geographic concentration, divergence of projections from history and EMCI's dependence on EMCC (EMCI has no employees, operations or significant source of business independent of EMCC), indicate lower end of range is appropriate, ignoring other factors.

Methodology	Commentary
Comparable Public Company Analysis	EMCI performance below median of peers; liquidity is 2nd lowest of group (13) Growth in EPS and BV/ share relatively minimal. Stock market performance trails peers and indexes.
Precedent Transactions Analysis	EMCI ROE (GAAP) materially lags median transaction group; ROE (Stat) exceeds group; combined ratio lags. Indicated values most closely approximate Boenning's concluded value range.
Present Value Analysis	EMCI projected EPS exceeds recent past in profitability and growth. Indicated values support current market price.
Other Considerations	Book value – consideration is appropriate if not "going concern" value. In this case establishes a "floor value". Controlling going private transactions unlikely to be a reliable predictor of value. • Data is relatively dated (up to 18 yrs.) and not a statistically large group. Companies are much larger and perform better than EMCI. Historical price data: 10-year high closing price of $31.19 and low of $11.05. Premiums paid analysis - Direct comparability of companies is unlikely; widest range of values support other methods and result in some "outliers"

Valuation Note: for purposes of this valuation, Boenning used operating earnings per share as an approximation for net income for all forward looking valuation applications (operating earnings excludes net realized investment gains/losses and, beginning in 2018, the change in net unrealized investment gains/losses on equity investments)

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Summary Valuation Matrix – Most Relevant Methods Boenning applied prior qualitative and quantitative analysis to establish its estimated range. Comparable Company Selected Range Precedent T ransaction Selected Range * 89 $35.35 Present Value Analysis 9/30/18 Book Value -/+ 15% $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 Price Per Common Share * These valuation metrics reflect a controlling interest. 9 Confidential $1 2.15 $30.63 $25. $30.03 Estimated Range: $25 - $35 $18.47 $ 22.64 $30.62 Median: $27.96

Summary of Proposal Boenning offers the following suggestions for discussion:  Although Boenning believes EMCI historical performance and other qualitative and quantitative factors argue for a valuation at the lower end of the potential range, going private standards and realities of the current market and legal environment suggest offering the middle of the range or better. Such an approach will also more closely accommodate “outlier” and other data points. Boenning estimated range of $25 to $35 per share       P/B of 93.9% to 131.4% P/E of 13.3x to 18.6x Current Premium of 2% to 42% Approximates range indicated by Precedent Transactions approach, Present Value Analysis and upper bounds of Comparable Company range and also accommodates other observed data points   Median value indicator is $27.96 per share. High end of valuation reflects:     P/B of 131.4% P/E of 18.6x Premium of 42% Pro forma capitalization, leverage and income statement effects fall within acceptable levels based on management financial model estimates.   Suggest $30 per share offer with negotiation authorization to $33.50 per share Boenning is prepared to assist EMCC/counsel in review of Bid Letter and related materials 10 Confidential

 Confidential II.Current Position of EMCI

EMCI - Key Historical Financial Performance EMC Insurance Group Inc. (NASDAQ:EMCI) 717 Mulberry Street Des Moines, IA 50309 http://www.emcins.com ($ in 000's, except per share data) Cash and Investments (Reported) 1,256,629 1,384,407 1,416,021 1,466,021 1,540,739 1,539,877 8.1% 1.8% Total Policy Reserves (Reported) 839,299 903,555 926,930 948,485 1,000,422 1,063,709 25.0% Total Equity (Reported) 455,210 502,886 524,938 553,342 603,846 574,608 21.3% Gross Premiums Written (Reported) 959,543 970,434 988,370 1,025,906 1,063,699 1,105,929 Net Investment Income (Reported) 43,022 46,465 45,582 47,490 45,479 45,168 Total Policy Income (Reported) 515,506 540,722 570,266 592,408 607,158 635,084 Net Income (Reported) 43,519 29,992 50,162 46,203 39,238 40,261 20.9% Basic Book Value per Share (Reported) $22.81 $24.72 $25.26 $26.07 $28.14 $26.63 22.9% Bonds Commercial Property Commercial Auto Personal Lines Workers' Compensation Commercial Liability ROAA (%) 3.30 2.07 3.29 2.89 2.41 2.41 Net Income/ Total Revenue (%) 7.66 5.05 8.04 7.16 5.96 5.81 Stock Price 34.00 100,000 90,000 80,000 70,000 60,000 50,000 40,000 30,000 20,000 10,000 0 Intangibles/ Equity (%) 0.21 0.19 0.18 0.17 0.16 0.16 30.00 26.00 22.00 Tangible Equity/ Tangible Assets (%) 33.07 33.53 34.14 34.79 35.87 33.74 18.00 14.00 10.00 Expense Ratio (%) 33.20 30.60 31.30 32.40 31.80 - 12 Confidential $ Price per share Volume Combined Ratio (%) 97.90 101.90 96.30 97.70 101.30 - Loss Ratio (%) 64.70 71.30 65.00 65.30 69.50 - Reserves/ Equity (x) 1.84 1.80 1.77 1.71 1.66 1.85 Net Premiums Written/ Avg Equity (x) 1.29 1.15 1.12 1.07 1.08 1.12 ROATCE (%) 10.51 6.23 9.68 8.35 6.86 6.93 LTM or as of Ratios: 2013Y 2014Y 2015Y 2016Y 2017Y 09/30/18 Common Shares Outstanding (actual) 19,958,980 20,344,409 20,780,439 21,222,535 21,455,545 21,575,286 Basic EPS after Extra (Reported) $2.22 $1.48 $2.43 $2.20 $1.84 $1.88 Total Expenses (Reported) 507,132 553,560 552,070 581,776 619,029 652,680 Total Revenue (Reported) 567,985 594,467 623,726 644,983 658,845 693,461 Net Premiums Written (Reported) 534,077 552,610 578,938 594,703 616,301 649,616 Tangible Equity (Reported) 454,268 501,944 523,996 552,400 602,904 573,666 Total Debt (Reported) 25,000 25,000 25,000 25,000 25,000 25,000 Total Assets (Reported) 1,374,501 1,497,820 1,535,955 1,588,813 1,681,940 1,701,102 LTM or as of Financial Highlights: 2013Y 2014Y 2015Y 2016Y 2017Y 09/30/18 2018 NPE by Type

Stock Price Performance – EMCI 20.00% 50.00% 15.00% 40.00% 10.00% 30.00% 5.00% 20.00% 0.00% -5.00% 10.00% -10.00% 0.00% -15.00% -10.00% -20.00% -25.00% -20.00% EMCI SNL U.S. Insurance P&C Insurance Peers S&P 500 EMCI SNL U.S. Insurance P&C Insurance Peers S&P 500 70.00% 250.00% 60.00% 200.00% 50.00% 40.00% 150.00% 30.00% 100.00% 20.00% 10.00% 50.00% 0.00% -10.00% 0.00% -20.00% -50.00% -30.00% EMCI SNL U.S. Insurance P&C Insurance Peers S&P 500 EMCI SNL U.S. Insurance P&C Insurance Peers S&P 500 13 Confidential 10 Year 5 Year 3 Year 1 Year

Ownership, Float and Liquidity Analysis Institutional Concentration Breakdown of Shareholder Ownership 100% 100% 2.6% 75% 75% 50% 50% 25% 25% 0% 0% Peer Aver age HMN EIG ST FC UFCS AMSF GBLI DGICA EMCI PT VC.B HALL NSEC UNAM Peer Aver age HMN EIG ST FC UFCS AMSF GBLI DGICA EMCI PT VC.B HALL NSEC UNAM Total Instituti on Ownershi p Insider Ownershi p Retail & Other Top 10 Institutions Top 11-25 Institutions All Other institutions Avg Weekly Vol. / Shs Outstanding (%) Float as % of outstanding 125 % Peer Avg HMN EIG STFC UFCS AMSF GBLI DGICA EMCI PTVC.B HALL FACO CNFR NSEC UNAM 100% 75% 50% 25% 0% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% HMN E IG S TFC U FC S A MS F GB LI DGICA E MCI P TVC . B HALL UNAM 14 Confidential 99.1% 97.1% 98.3% 84.8% 71.8% 67.3% 45.2% 42.3% 38.9% 38.8% 14.6% 9.1% 99.2% 13.8% 61.1% 98.4% 18.7% 13.3% 17.0% 7.3% 58.0% 27.7% 90.9% 5.9% 7.1% 54.6% 57.7% 2.9% 86.7% 83.8% 32.6% 83.3% 81.3% 56.9% 50.4% 31.7% 37.1% 32.7% 29.0% 15.4% 10.4% 0.0% 11.9% 19.8% 19.6% 5.5% 74.9% 20.3% 11.7% 7.2% 10.1% 9.3% 24.2% 97.1% 100.0% 16.3% 17.1% 17.1% 15.3% 86.2% 21.6% 17.4% 28.1% 39.9% 78.2% 74.6% 75.7% 73.6% 73.1% 63.0% 58.6% 51.6% 5.2% 19.9%

Financial Highlights – EMCI $3.00 $40.00 $35.00 $2.43 $2.50 $28.14 $30.00 $26.63 $26.07 $25.26 $1.88 $24.72 $2.00 $1.84 $25.00 $1.50 $20.00 $15.00 $1.00 $10.00 $0.50 $5.00 $0.00 $0.00 2014 2015 2016 2017 LTM 2014 2015 2016 2017 9/30/18 12.00% 120.00% 101.90% 101.30% 97.70% 9.66% 96.30% 100.00% 10.00% 8.00% 80.00% 60.00% 6.00% 40.00% 4.00% 2.00% 20.00% 0.00% 0.00% 2014 Note: LTM as of 9/30/2018 2015 2016 2017 2014 2015 2016 2017 LTM 15 Confidential 8.34% 6.22% 6.85% 7.00% Return on Equity Combined Ratio $2.20 $1.48 Book Value/ Share Net Income Per Share

 Confidential III. Valuation Information

Summary of Valuation Approaches Boenning has utilized several commonly accepted valuation methodologies in its analysis and summarized below their differing level of relevance and how they support the analysis. Comparable Public Company Analysis The financial performance and market valuations of publicly held peer companies.  Focus on companies in similar lines of business and customer profile.  Select a group that approximates the size, trading volume and market cap of EMCI The valuations implied by recent transactions involving companies with characteristics similar to EMCI and the nature of the transaction being considered.  Whole company M&A insurance transactions seeking 100% being acquired (control basis)  Insurance transactions where the majority shareholder acquired the minority block; known as a controlling going private transaction (“CGPT”) or controlled transaction Precedent Transactions Analysis The value of EMCI implied by the present value of its anticipated distributed cash flows through dividends plus the present value of an estimated “terminal value”. Present Value Analysis   Highly dependent on management projections and cash distribution assumptions Need to capture earnings at a steady state for terminal value  Review metrics such as 52 week low/high, current book value per share and analyst estimates. Review transaction premium data from whole company and controlling shareholder transactions focusing strictly on the premiums-to-market offered by acquirers to induce shareholders of target companies to sell their ownership stakes. Boenning assessment of EMCI’s position among its peers used to refine valuation within the wider range of multiples paid General influences of middle-market or small cap company realities on valuation. General conditions and other factors considered relevant by Boenning  Additional Valuation Considerations    17 Confidential Concept/Commentary Methodology

Comparable Company Valuation Metric Summary LT M GAAP EPS Consensus 2018E EPS Consensus 2019E EPS Consensus 2020E EPS 28 $28.82 36 $14.69 $12.15 $21.50 Management Management Management 2018E 2019E 2020E $26.36 $18.25 $30.42 $30.11 9/30/18 BVPS (Basic) $30.63 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 Price Per Common Share Note: consensus and management estimated EPS reflects operating earnings (v.net income per share). 18 Confidential Median: $22.55 $20.37 $24. $26. $24.47 $17. $20.37 01 $19.97

Precedent Transactions - Valuation Metric Summary GAAP Transactions: LT M 9/30/18 Earnings $25.89 $34.26 9/30/18 BVPS (Basic) $28.55 $35.35 STAT Transactions: LT M 9/30/18 Earnings $30.18 9/30/18 BVPS (Basic) 39 73 $23.00 $25.00 $27.00 $29.00 $31.00 $33.00 $35.00 $37.00 Price Per Common Share Note: Valuation metrics reflect a controlling interest. 19 Confidential Median: $30.78 $27 .98 $31. $33.

Present Value Analysis - Valuation Metric Summary EPS T erminal Multiple $18.63 $30.03 BV T erm inal Multiple $18.47 57 $12.00 $17.00 $22.00 $27.00 $32.00 Price Per Common Share Note: projected EPS reflects operating earnings (v. net income per share) 20 Confidential Median: $23.32 $27.

Controlling Going Private Transactions - Valuation Metric Summary PE Multiple $31.10 52 Book Value Multiple $39.06 $42.09 $28.00 $33.00 $38.00 $43.00 Price Per Common Share Note: Valuation metrics reflect a controlling interest. 21 Confidential Median: $40.29 $41.

Premiums Paid Analysis - Valuation Metric summary Public P&C Transactions $40.61 CGPTs $25.70 $22.00 $27.00 $32.00 $37.00 $42.00 Price Per Common Share Note: Valuation metrics reflect a controlling interest. 22 Confidential Median: $32.56 $31.86 $37.30

 Confidential IV. Management Impact Analysis Summary

Summary of Pro Forma Impact

Boenning has reviewed management's analysis related to the potential impact on consolidated financial statements of the proposed Purchase and associated financing (updated for 9/30/18 results). Material pro forma adjustments and related commentary include:

- Current availability of financing and associated costs support viable transaction
- Income statement impacts include:
  - Amortization of goodwill created from premium paid for minority stock (Non-cash)
  - New interest expense on FHLB debt and surplus notes
- While not captured on the income statement, elimination of ~$9mm annual dividend payment to public shareholders offsets and public company costs (~$1mm) offsets ~75% of the cash expense (i.e. new interest expense)
- Elimination of $238.5mm of special surplus funds (EMCI minority interest) from 9/30/18 consolidated Surplus
- Key pro forma amounts or ratios noted on the following page include: C&S, Leverage (financial and operational) and Net Income

Illustrative Pro Forma Impact - Purchase Price $315m/~$31.52 per Share			
	LTM 9/30/18	Adj.	Pro Forma LTM 9/30/18
Income Statement:			
Total Premium Earned	1,804.3		1,804.3
Total Underwriting deduc.	1,804.3		1,804.3
Net Underwriting (loss) gain	$0.0		$0.0
Tot Inv. Inc. / Cap Gains / Misc.	123.4		123.4
Interest Expense	0	13.4 (a)	13.4
Amort of Goodwill	0	7.6 (b)	7.6
Dividends to Policyholders	34.3		34.3
Fed Income Tax (Benefit)	6.1	(2.8) (a)	3.3
Net Income	$83.0	$18.3	$64.8
Balance Sheet:			
Total Cash & Investments	3,982.8	(10.6) (c)	3,972.2
Goodwill	0.0	68.8 (b)	68.8
Other Assets	787.0		787.0
Total Assets	$4,769.7	$58.2	$4,828.0
FHLB	0	190.0 (a)	190.0
Other Liabilities	3,053.5		3,053.5
Total Liabilities	$3,053.5	$190.0	$3,243.5
Minority Interest in EMCI	238.5	(238.5) (d)	0.0
Unassigned Surplus	1,394.7		1,394.7
Net Income	83.0	(18.3) (e)	64.8
Surplus Notes	0.0	125.0 (a)	125.0
Total Surplus	$1,716.3	($131.8)	$1,584.5
Total Liab & Surplus	$4,769.7	58.2	$4,828.0

Notes:

a) Interest expense from new FHLB (3.5%) and surplus notes (5.5%); Tax benefit at 21%
b) Goodwill created and associated Amort. Over 10ys
c) Cash utilized in transaction
d) Elimination of minority interest in EMCI
e) Net impact from change in net income

Note: Assumes a fixed 60%/40% FHLB / Surplus note financing split for any given purchase price.

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Summary of Pro Forma Impact Boenning reviewed with management preliminary pro forma analysis related to the potential financial impact of the proposed Purchase statements and associated financing on the consolidated Purchase Price per Share Range Purchase Price per Share Range $30.00 $31.50 $33.00 $34.50 $30.00 $31.50 $33.00 $34.50 $1,580.4 (7.9%) $1,584.4 (7.7%) $1,588.4 (7.4%) $1,592.4 (7.2%) $66.8 (19.5%) $64.8 (22.0%) $62.8 (24.4%) $60.7 (26.8%) Purchase Price per Share Range Purchase Price per Share Range $30.00 $31.50 $33.00 $34.50 $30.00 $31.50 $33.00 $34.50 10.3% 10.7% 11.1% 11.6% 114.2% 113.9% 113.6% 113.3%  Management indicated its BCAR projections under all scenarios, including significant CAT stress, support maintenance of scores supporting an A rating. C&S includes Surplus Notes. Significant portion of Net Income change results from (non-cash) goodwill amortization.   Note: Assumes a fixed 60%/40% FHLB / Surplus note financing split for any given purchase price. 25 Confidential Operating Leverage (NPW/C&S)  9/30/18 Base: 105.1% Financial Leverage Ratio (D/TC)  9/30/18 Base: 0.0% Net Income  9/30/18 Base: $83.0 M C&S  9/30/18 Base: $1,716.3 M

 Confidential Appendix A: Valuation Detail

 Confidential Selected Comparable Public Company Analysis

Publicly Traded Multiple Summary

Boenning applied the range of valuation multiples derived from publicly held companies to EMCI's recent metrics to calculate implied per share values.

Selected Comparable Companies - <$1B Market Cap					
	EMCI	Multiples		Implied Value	
	Factor	Median	Average	Median	Average
LTM GAAP EPS	$1.88	12.9x	12.9x	$24.28	$24.28
Consensus GAAP 2018E EPS	$1.40	14.5x	14.5x	$20.37	$20.37
Consensus GAAP 2019E EPS	$1.40	10.5x	10.5x	$14.69	$14.69
Consensus GAAP 2020E EPS	$1.35	9.0x	9.0x	$12.15	$12.15
Management 2018E	$1.40	14.5x	14.5x	$20.37	$20.37
Management 2019E	$1.74	10.5x	10.5x	$18.25	$18.25
Management 2020E	$1.89	9.0x	9.0x	$17.01	$17.01
9/30/18 GAAP Book Value Per Share (Basic)	$26.63	0.75x	0.78x	$19.97	$20.82
Value Range				**$12.15**	**$20.82**

Selected Comparable Companies - <$2B Market Cap					
	EMCI	Multiples		Implied Value	
	Factor	Median	Average	Median	Average
LTM GAAP EPS	$1.88	12.9x	15.3x	$24.28	$28.82
Consensus GAAP 2018E EPS	$1.40	16.9x	18.8x	$23.60	$26.36
Consensus GAAP 2019E EPS	$1.40	17.5x	17.3x	$24.47	$24.16
Consensus GAAP 2020E EPS	$1.35	15.9x	14.8x	$21.50	$19.98
Management 2018E	$1.40	16.9x	18.8x	$23.60	$26.36
Management 2019E	$1.74	17.5x	17.3x	$30.42	$30.03
Management 2020E	$1.89	15.9x	14.8x	$30.11	$27.98
9/30/18 GAAP Book Value Per Share (Basic)	$26.63	0.92x	1.15x	$24.62	$30.63
Value Range				**$19.98**	**$30.63**

Notes: Consensus and management estimates are operating income (v. net income);
Value range is derived as the low and high of the various metrics calculated for each comparable group;

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Selected Publicly Traded P&C Companies Operating Metrics

Boenning reviewed publicly traded P&C insurance companies with less than $2B in market capitalization and selected the following 13 companies for its analysis.

Comparable Publicly Traded Companies

($ in millions, all numbers as of or LTM 09/30/18 unless otherwise noted)

	Balance Sheet					Income Statement & Profitability						
Company	Total Assets ($M)	Total Equity ($M)	Debt / Total Cap. (%)	Loss & LAE Reserves	Reserves / Equity (%)	Total Revenue	Net Investment Yield (%)	ROAA (%)	ROAE (%)	Loss Ratio[1] (%)	Expense Ratio[1] (%)	Combined Ratio[1] (%)
Horace Mann Educators Corporation	11,281	1,304	18.6	385	5.4	1,216	4.7	1.5	11.7	76.6	26.7	103.3
Employers Holdings, Inc.	3,899	991	2.0	2,234	2.6	822	3.4	3.8	15.5	58.2	32.3	90.5
State Auto Financial Corporation	2,939	869	12.3	1,199	2.1	1,374	4.5	1.1	3.6	72.0	35.7	107.7
United Fire Group, Inc.	2,831	884	-	1,278	2.0	1,091	3.1	3.1	10.8	72.8	31.2	104.0
AMERISAFE, Inc.	1,587	459	NA	791	2.2	378	2.4	3.5	12.0	60.5	24.2	84.7
Global Indemnity Limited	1,958	702	28.7	609	1.3	510	3.6	(0.3)	(0.9)	61.5	41.9	103.4
Donegal Group Inc.	1,824	416	13.5	780	3.2	776	3.2	(1.2)	(4.8)	69.4	33.6	103.0
Protective Insurance Corporation	1,447	388	4.9	778	2.2	441	2.4	0.5	1.7	75.4	33.0	108.4
Hallmark Financial Services, Inc.	1,271	267	24.3	531	3.1	392	2.8	0.4	1.9	79.9	28.0	107.9
First Acceptance Corporation[1]	406	72	49.3	153	3.4	337	1.7	0.4	2.5	79.4	17.8	97.2
Conifer Holdings, Inc.	233	47	39.0	91	3.1	101	2.0	(1.8)	(8.3)	79.2	46.8	126.0
National Security Group, Inc.*	146	46	24.6	7	1.7	65	2.7	0.7	2.2	68.0	34.3	102.3
Unico American Corporation[1]	125	57	-	50	1.2	36	1.8	(5.8)	(12.8)	94.0	20.0	114.0
All Companies (13):												
Low	125	46	-	7	1.2	36	1.7	(5.8)	(12.8)	58.2	17.8	84.7
Average	2,304	500	18.1	683	2.6	580	2.9	0.4	2.7	72.8	31.2	104.0
Median	1,587	416	16.1	609	2.2	441	2.8	0.5	2.2	72.8	32.3	103.4
High	11,281	1,304	49.3	2,234	5.4	1,374	4.7	3.8	15.5	94.0	46.8	126.0
Market Cap <$1B (8):												
Low	125	46	-	7	1.2	36	1.7	(5.8)	(12.8)	61.5	17.8	97.2
Average	926	249	23.0	375	2.4	332	2.5	(0.9)	(2.3)	75.8	31.9	107.8
Median	838	170	24.5	342	2.6	365	2.5	0.0	0.4	77.3	33.3	105.7
High	1,958	702	49.3	780	3.4	776	3.6	0.7	2.5	94.0	46.8	126.0
EMC Insurance Group Inc.	1,701	575	4.2	762	1.9	693	3.4	2.4	6.9	69.5	31.8	101.3

(1) As of 12/31/2017
* As of 6/30/2018

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BOENNING & SCATTERGOOD

Selected Publicly Traded P&C Companies Trading Metrics

Boenning reviewed publicly traded P&C insurance companies with less than $2B in market capitalization and selected the following 13 companies for its analysis.

Comparable Publicly Traded Companies

Company	As of 11/09/18 Market Cap ($M)	Avg. Weekly Volume / Shares Out. (%)	% of 52 Week High	Float (%)	Pricing Ratios Price / Book (%)	Price / TBV (%)	Price / LTM EPS (x)	Price / 2018 EPS (x)	Price / 2019 EPS (x)	Price / 2020 EPS (x)	Dividend Yield (%)	Payout Ratio (%)
Horace Mann Educators Corporation	1,677	1.66%	85.4%	99.1	128.9	133.8	10.5	25.8	16.0	15.4	2.8	28.8
Employers Holdings, Inc.	1,542	1.86%	92.7%	97.1	155.6	162.8	10.6	12.8	17.5	19.1	1.7	17.0
State Auto Financial Corporation	1,462	0.42%	96.2%	38.9	167.6	NA	NM	NM	20.3	16.5	1.2	56.3
United Fire Group, Inc.	1,389	1.57%	82.1%	84.8	143.8	147.4	19.1	27.6	25.9	NA	2.2	103.2
AMERISAFE, Inc.	1,256	2.15%	95.0%	98.3	273.7	273.7	23.5	17.7	20.2	19.9	1.3	157.4
Global Indemnity Limited	652	0.83%	68.2%	33.8	71.8	74.9	NM	NM	NA	NA	2.1	NM
Donegal Group Inc.	379	0.65%	72.4%	45.2	92.4	93.9	NM	NM	NA	NA	4.2	NM
Protective Insurance Corporation	336	0.75%	88.9%	67.3	84.7	85.4	12.9	NM	NA	NA	4.9	236.2
Hallmark Financial Services, Inc.	196	0.72%	92.2%	71.8	76.5	96.6	NM	13.1	10.8	9.4	-	-
First Acceptance Corporation	47	0.42%	76.7%	36.9	65.0	129.2	NM	NM	NA	NA	-	-
Conifer Holdings, Inc.	49	0.34%	77.9%	46.1	97.7	99.6	NM	16.0	10.2	8.6	-	NM
National Security Group, Inc.	34	0.45%	69.8%	47.1	73.5	73.5	NM	NM	NA	NA	1.5	48.8
Unico American Corporation	36	0.31%	70.1%	38.8	63.8	63.8	NM	NM	NA	NA	-	NM
All Companies (13):												
Low	34	0.31%	68.2%	33.8	63.8	63.8	10.5	12.8	10.2	8.6	-	-
Average	697	0.93%	82.1%	61.9	115.0	119.5	15.3	18.8	17.3	14.8	1.7	72.0
Median	379	0.72%	82.1%	47.1	92.4	98.1	12.9	16.9	17.5	15.9	1.5	48.8
High	1,677	2.15%	96.2%	99.1	273.7	273.7	23.5	27.6	25.9	19.9	4.9	236.2
Market Cap <$1B (8):												
Low	34	0.31%	68.2%	33.8	63.8	63.8	12.9	13.1	10.2	8.6	-	-
Average	216	0.56%	77.0%	48.4	78.2	89.6	12.9	14.5	10.5	9.0	1.6	71.2
Median	123	0.55%	74.6%	45.7	75.0	89.6	12.9	14.5	10.5	9.0	0.7	24.4
High	652	0.83%	92.2%	71.8	97.7	129.2	12.9	16.0	10.8	9.4	4.9	236.2
EMC Insurance Group Inc.	525	0.37%	76.3%	42.3	92.0	92.2	23.8	17.6	18.2	18.2	3.8	46.8

Confidential

30

BOENNING & SCATTERGOOD

 Confidential Selected Precedent Transaction Analysis

Summary of Selected Precedent Transactions

Boenning reviewed P&C insurance whole company M&A transactions both on a GAAP and Stat basis to derive transaction multiples (reflects control).

Subset	Seller's Median Financial Performance				Terms at Announcement (Median)				
	Total Assets ($M)	C&S / Total Equity ($M)	LTM ROAE (%)	Combined Ratio (%)	Deal Value ($M)	Deal Value/ Assets (%)	Deal Value/ Book (%)	Deal Value/ Revenue (x)	Deal Value/ Net Income (x)
A - Whole Insurance Company Transactions - GAAP Basis (20)									
Low	245	92	(4.8)	83.7	105	15.2	54.6	0.7	4.6
Average	4,628	1,298	8.3	98.3	2,004	35.8	132.7	1.5	18.2
Median	987	278	7.6	97.6	272	32.6	107.2	1.1	13.8
High	50,726	15,918	24.2	116.2	28,294	84.1	288.3	4.1	48.1
B - Whole Acquired Insurance Company Transactions - Stat Basis (79)									
Low	2	2	(72.4)	30.8	2	4.1	17.1	0.1	4.6
Average	957	365	1.9	95.4	648	72.4	136.4	3.2	21.7
Median	70	30	2.1	95.9	37	62.9	126.9	2.8	20.1
High	40,311	14,834	28.6	209.0	28,294	195.2	365.9	9.7	57.1
EMCI - GAAP	1,701	575	6.9	102.1					
EMCI - Statutory	1,652	549	5.5	105.2 *					

A - Consists of whole P&C transactions nationwide in the last 10 years with 100% equity ownership acquired and disclosed data- GAAP Basis
B - Consists of whole P&C transactions nationwide since 2015 with 100% equity ownership and disclosed data- statutory Basis
Transactions without deal value have been excluded.

* Combined Ratio is for 9 months ended 9/30/2018

Confidential

32

BOENNING & SCATTERGOOD

Whole Insurance Company M&A Transaction Multiple Summary Focusing on earnings and book value multiples (reflects control), Boenning summarized median and average multiples and resulting values based on EMCI’s metrics. the A - Whole Insurance Company Transactions (reflects control) - GAAP Basis (20) EMCI Factor Multiples Implied Value Median Average Median Average LTM 9/30/18 GAAP Earnings 9/30/18 GAAP Book Value Per Share (Basic) $1.88 $26.63 13.8x 1.07x 18.2x 1.33x $25.89 $28.55 $34.26 $35.35 B - Whole Acquired Insurance Company Transactions (reflects control) - Stat Basis (79) EMCI Factor Multiples Implied Value Median Average Median Average LTM 9/30/18 Stat Earnings 9/30/18 Stat Book Value Per Share (Basic) $1.39 $24.73 20.1x 1.27x 21.7x 1.36x $27.98 $31.39 $30.18 $33.73 Note: Value range is derived as the low and high of the various metrics calculated for each comparable group. 33 Confidential Value Range$27.98$33.73 Value Range$25.89$35.35

A - Whole Insurance Company Transactions (reflects control) - GAAP Basis (20)

P&C Deals nationwide since 2008 with 100% equity ownership acquired and disclosed data- GAAP Basis

					Seller's Financial Performance				Terms at Announcement				
Announce Date	Buyer	State	Seller	State	Total Assets ($)	Total Equity ($)	LTM ROAE (%)	Combined Ratio (%)	Deal Value ($M)	Deal Value/ Assets (%)	Deal Value/ Book (%)	Deal Value/ Revenue (%)	Deal Value/ Net Income (x)
8/22/2018	Hartford Financial Services Group, Inc.	CT	Navigators Group, Inc.	CT	5,488,945	1,234,084	5.0	NA	2,151.0	39.2	168.7	1.5	34.5
2/13/2018	Kemper Corporation	IL	Infinity Property and Casualty Corporation	AL	2,473,411	720,281	6.4	95.18	1,324.1	53.5	183.7	NM	29.5
8/8/2017	Heritage Insurance Holdings, Inc.	FL	NBIC Holdings, Inc.	RI	493,234	104,174	NA	NA	237.9	48.2	228.3	1.7	9.6
7/26/2017	Markel Corporation	VA	State National Companies, Inc.	TX	2,975,957	307,250	17.6	NA	922.6	31.0	288.3	4.1	17.4
7/1/2015	ACE Limited	-	Chubb Corporation	NJ	50,726,000	15,918,000	12.4	NA	28,293.8	55.8	177.0	NM	14.5
12/30/2014	Fosun International Holdings Ltd.	-	Meadowbrook Insurance Group, Inc.	MI	2,739,433	448,104	2.1	NM	435.2	15.9	96.7	NM	48.1
10/16/2014	Global Indemnity plc	-	American Reliable Insurance Company	AZ	413,562	107,917	NA	NM	113.7	27.5	105.4	NM	13.2
9/24/2013	ProAssurance Corporation	AL	Eastern Insurance Holdings, Inc.	PA	407,270	140,801	9.0	NA	205.2	50.4	137.7	1.1	15.4
8/27/2012	Enstar Group Limited	-	SeaBright Holdings, Inc.	WA	1,101,425	353,618	3.0	NA	249.6	22.7	70.5	0.9	23.6
11/21/2011	Alleghany Corporation	NY	Transatlantic Holdings, Inc.	NY	16,594,820	4,294,893	2.4	98.20	3,534.6	21.3	85.8	NM	39.6
9/8/2011	ACE Limited	-	Penn Millers Holding Corporation	PA	244,523	91,722	(4.8)	113.80	105.0	42.9	101.1	NM	NA
5/24/2011	Doctors Company, An Interinsurance Exchange	CA	FPIC Insurance Group, Inc.	FL	961,117	258,572	10.3	86.80	360.6	37.5	135.6	1.8	13.8
11/30/2010	United Fire & Casualty Company	IA	Mercer Insurance Group, Inc.	NJ	613,424	180,618	8.9	97.60	191.5	34.3	109.0	1.4	12.3
10/28/2010	Fairfax Financial Holdings Limited	-	First Mercury Financial Corporation	MI	1,210,910	297,362	11.1	94.90	294.3	24.3	98.5	0.9	8.7
7/15/2010	Investor group	-	NYMAGIC, INC.	NY	1,011,987	222,941	24.2	98.70	231.8	22.9	98.1	1.0	4.6
7/8/2010	Doctors Company, An Interinsurance Exchange	CA	American Physicians Capital, Inc.	MI	933,009	234,148	16.4	NA	396.4	42.5	170.2	2.8	11.2
6/10/2010	Old Republic International Corporation	IL	PMA Capital Corporation	PA	2,409,711	418,130	5.4	116.24	228.3	15.2	54.6	0.7	10.9
4/26/2010	National Interstate Corporation	OH	Vanliner Group, Inc.	MO	607,848	134,299	NA	NA	138.0	22.7	102.7	0.8	11.0
4/16/2010	QBE Insurance Group Limited	-	NAU Holding Company, LLC	MN	693,000	361,000	NA	83.70	565.0	84.1	166.2	NA	6.1
6/22/2009	Tower Group, Inc.	NY	Specialty Underwriters' Alliance, Inc.	IL	451,750	138,062	3.7	NA	109.1	24.2	77.0	0.7	22.4
			Low (20)		244,523	91,722	(4.8)	83.70	105.0	15.2	54.6	0.7	4.6
			Average (20)		4,627,567	1,298,299	8.3	98.35	2,004.4	35.8	132.7	1.5	18.2
			Median (20)		986,552	277,967	7.6	97.60	272.0	32.6	107.2	1.1	13.8
			High (20)		50,726,000	15,918,000	24.2	116.24	28,293.8	84.1	288.3	4.1	48.1

Confidential

34

BOENNING & SCATTERGOOD

B - Whole Insurance Company Transactions (reflects control) - Stat Basis (79) P&C Deals nationwide since 2015 with 100% equity ownership acquired with disclosed data Deal Value/ Net Premiums Written (%) Deal Value/ Net Income (x) Deal Value/ Assets (%) Deal Value/ Book (%) Total Assets ($) Capital & Surplus ($) LTM ROAE (%) Combined Ratio (%) Deal Value ($M) Announce Date Buyer Seller 9/19/2018 Randall & Quilter Investment Holdings Ltd. Global Reinsurance Corporation of America 232,942 102,001 18.6 NA 80.5 34.6 78.9 NA 4.6 8/31/2018 Enstar Group Limited Maiden Reinsurance North America, Inc. 1,275,695 293,033 2.1 104.26 321.5 25.2 109.7 0.6 53.3 8/26/2018 Premia Holdings Ltd. Public Service Insurance Company 17,887 15,535 2.3 30.85 6.9 38.7 44.6 NM 19.8 8/22/2018 Hartford Financial Services Group, Inc. Navigators Group, Inc. 3,319,199 1,039,621 NA 98.53 2,151.0 64.8 206.9 2.1 28.3 7/16/2018 Premier Holdings, LLC Mendota Insurance Company 135,356 29,054 NA 121.65 25.4 18.8 87.4 NM NA 5/31/2018 NI Holdings, Inc. Direct Auto Insurance Company 70,098 12,298 1.7 94.40 17.0 24.3 NM NM NA 5/22/2018 Canada Pension Plan Investment Board Greyhawk Insurance Company 16,119 15,288 NA NA 23.6 146.1 154.1 NM NA 5/1/2018 Auto Club Insurance Association Auto Club Insurance Holdings, LLC 390,280 170,353 (3.1) 108.02 124.0 63.5 36.4 1.2 NA 4/4/2018 Quest Group Holdings Limited United Americas Insurance Company 5,173 4,791 (1.4) NA 5.3 102.5 110.6 NM NA 2/23/2018 United Insurance Company Specialty Surplus Insurance Company 17,411 17,270 (1.1) NA 15.2 87.3 88.0 NM NA 2/13/2018 Kemper Corporation Infinity Property and Casualty Corporation 2,167,715 675,721 NA 101.58 1,324.1 61.1 196.0 NM 18.7 11/28/2017 Federated National Holding Company Monarch Delaware Holdings LLC 41,532 26,772 (11.6) 160.30 16.7 69.8 35.9 3.6 NA 11/2/2017 Gray Family American Healthcare Indemnity Company 21,485 21,449 0.6 NA 17.4 80.8 81.0 NA NA 10/27/2017 Allstate Corporation First Jersey Casualty Insurance Company Inc. 5,275 5,236 1.4 NA 10.3 195.2 196.7 NM NA 9/21/2017 Industrial Alliance Insurance and Financial Services Inc. Dealers Assurance Company/Southwest Reinsurance Inc. 111,424 64,366 9.6 37.39 135.0 121.2 209.7 9.7 22.9 9/13/2017 CopperPoint Mutual Insurance Company Pacific Compensation Insurance Company 389,204 113,978 1.7 102.20 150.0 38.5 131.6 NM NA 9/1/2017 Enstar Group Limited Great Lakes Casualty Insurance Company 17,877 17,664 2.0 NA 8.0 44.8 45.3 NM 22.7 8/15/2017 Employers Holdings, Inc. PartnerRe Insurance Company of New York 121,500 108,402 0.5 NA 45.8 37.7 NA NM NA 8/8/2017 Heritage Insurance Holdings, Inc. NBIC Holdings, Inc. 230,872 95,603 NA NA 237.9 103.0 248.8 NM 6.4 7/26/2017 Markel Corporation State National Companies, Inc. 567,252 314,652 NA 87.51 922.6 162.7 293.2 6.7 46.9 5/15/2017 American International Group, Inc. Hamilton U.S. Holdings, Inc. 117,132 56,739 NA 209.03 110.0 93.9 193.9 NM NA 4/19/2017 Cypress Point Holdings, LLC Coventry Insurance Company 1,865 1,865 7.3 NA 1.9 100.5 100.5 NA 14.4 4/7/2017 Enstar Group Limited Affirmative Insurance Company of Michigan 9,480 7,036 (6.3) NA 5.0 53.0 71.4 NA NA 3/31/2017 Gearson Partners Fund, L.P. Wilmington Holdings Corporation 5,349 3,456 12.8 43.05 4.8 88.8 137.5 4.6 11.5 2/1/2017 Markel Corporation SureTec Financial Corporation 230,035 91,376 NA 71.46 250.0 108.7 273.6 3.6 16.6 12/16/2016 Tiptree Inc. Blue Ridge Indemnity Company 6,790 6,735 5.4 NM 7.3 106.8 107.6 NM 20.4 11/25/2016 Standard Diversified Inc. Interboro Holdings, Inc. 60,594 6,754 (72.4) 125.91 2.5 4.1 37.0 0.1 NA 11/9/2016 State National Companies, Inc. Fireman's Fund Insurance Company of Ohio 53,260 50,458 1.8 NA 49.4 92.7 97.9 NA 54.2 11/4/2016 NORCAL Mutual Insurance Company PPM Services, Inc. 214,610 125,524 7.5 72.12 198.0 92.3 157.7 NM 21.6 10/28/2016 AmTrust Financial Services, Inc. AmeriHealth Casualty Insurance Company 293,625 62,882 15.5 92.57 89.5 30.5 142.3 0.8 10.3 10/26/2016 Federated Mutual Insurance Company Granite Re, Inc. 47,000 23,122 16.8 81.54 84.6 180.0 365.9 3.3 24.1 10/10/2016 National Fidelity Holdings, Inc. Ashmere Insurance Company 9,361 9,343 (1.0) NA 15.4 164.5 164.8 NA NA 9/26/2016 Delaware Life Insurance Company SeaBright Insurance Company 31,171 25,717 0.6 NA 31.0 99.5 120.5 NM NA 9/6/2016 FM Holdings Limited Affirmative Direct Insurance Company 5,202 5,057 (4.4) NA 5.7 109.6 112.7 NA NA 8/17/2016 United Insurance Holdings Corp. AmCo Holding Company 329,595 163,484 28.6 63.39 310.4 94.2 189.8 2.4 6.8 7/18/2016 Berkshire Hathaway Inc. Medical Liability Mutual Insurance Company 5,539,701 1,865,459 NA NA 2,502.0 45.2 134.1 NA 21.7 7/1/2016 BrickStreet Mutual Insurance Company HM Casualty Insurance Company 27,027 11,127 12.8 NA 14.1 52.3 127.0 NA 10.4 6/24/2016 National General Holdings Corporation Elara Holdings, Inc. 631,193 179,766 NA NM 165.0 26.1 91.8 NM 14.5 5/23/2016 W atford Re Ltd. Professionals Direct Insurance Company 22,941 22,913 2.0 NA 19.4 84.6 84.7 NA 42.5 35 Confidential Terms at Announcement Seller's Financial Performance

B - Whole Insurance Company Transactions (reflects control) - Stat Basis (79)

			Seller's Financial Performance				Terms at Announcement				
Announce Date	Buyer	Seller	Total Assets ($)	Capital & Surplus ($)	LTM ROAE (%)	Combined Ratio (%)	Deal Value ($M)	Deal Value/ Assets (%)	Deal Value/ Book (%)	Deal Value/ Net Premiums Written (%)	Deal Value/ Net Income (x)
5/23/2016	Boston Omaha Corporation	United Casualty and Surety Insurance Company	8,033	4,911	8.5	79.72	13.0	161.8	264.7	NM	31.2
5/18/2016	W. R. Berkley Corporation	Intrepid Insurance Company	33,763	29,581	0.9	NA	15.5	45.9	52.4	NM	57.1
5/17/2016	Cypress Point Holdings, LLC	Quanta Indemnity Company	39,723	19,698	6.4	NA	25.0	62.9	126.9	NM	20.4
5/13/2016	State National Companies, Inc.	United National Specialty Insurance Company	54,675	19,971	4.3	82.60	18.7	34.2	93.6	NM	22.2
5/7/2016	Sirius International Insurance Corporation (publ)	Mount Beacon Holdings, LLC	50,592	23,024	(19.1)	135.23	16.5	32.6	71.7	NM	NA
4/13/2016	Assured Guaranty Ltd.	CIFG Holding, Inc.	724,212	577,176	4.8	50.79	450.0	62.1	78.0	NM	15.2
3/16/2016	Hartford Financial Services Group, Inc.	Northern Homelands Company	312,903	114,628	NA	95.52	160.0	51.1	139.6	NM	20.1
3/14/2016	Metromile Inc.	Mosaic Insurance Company	16,438	15,084	(9.9)	NA	22.0	133.8	145.9	NM	NA
1/27/2016	National General Holdings Corporation	Standard Mutual Insurance Company	58,950	21,965	(1.5)	103.60	27.6	46.8	125.7	NM	NA
1/25/2016	National General Holdings Corporation	Century-National Insurance Company / Western General Agen	599,258	365,279	4.1	109.60	315.0	70.1	146.3	NM	20.2
11/4/2015	NORCAL Mutual Insurance Company	Florida Doctors Holding Company, LLC	81,344	21,513	(1.9)	110.00	53.3	65.5	247.7	NM	NA
10/14/2015	Church Mutual Insurance Company	School Boards Insurance Company of Pennsylvania, Inc. / Sch	164,604	54,237	15.5	91.69	37.3	22.7	68.8	NM	5.1
9/28/2015	United Insurance Holdings Corp.	Interboro Insurance Company	98,676	30,649	11.1	98.27	57.0	57.8	186.0	NM	16.5
7/18/2016	Berkshire Hathaway Inc.	Medical Liability Mutual Insurance Company	5,539,701	1,865,459	NA	NA	2,502.0	45.2	134.1	NA	21.7
7/1/2016	BrickStreet Mutual Insurance Company	HM Casualty Insurance Company	27,027	11,127	12.8	NA	14.1	52.3	127.0	NA	10.4
6/24/2016	National General Holdings Corporation	Elara Holdings, Inc.	631,193	179,766	NA	NM	165.0	26.1	91.8	NM	14.5
5/23/2016	Watford Re Ltd.	Professionals Direct Insurance Company	22,941	22,913	2.0	NA	19.4	84.6	84.7	NA	42.5
5/23/2016	Boston Omaha Corporation	United Casualty and Surety Insurance Company	8,033	4,911	8.5	79.72	13.0	161.8	264.7	NM	31.2
5/18/2016	W. R. Berkley Corporation	Intrepid Insurance Company	33,763	29,581	0.9	NA	15.5	45.9	52.4	NM	57.1
5/17/2016	Cypress Point Holdings, LLC	Quanta Indemnity Company	39,723	19,698	6.4	NA	25.0	62.9	126.9	NM	20.4
5/13/2016	State National Companies, Inc.	United National Specialty Insurance Company	54,675	19,971	4.3	82.60	18.7	34.2	93.6	NM	22.2
5/7/2016	Sirius International Insurance Corporation (publ)	Mount Beacon Holdings, LLC	50,592	23,024	(19.1)	135.23	16.5	32.6	71.7	NM	NA
4/13/2016	Assured Guaranty Ltd.	CIFG Holding, Inc.	724,212	577,176	4.8	50.79	450.0	62.1	78.0	NM	15.2
3/16/2016	Hartford Financial Services Group, Inc.	Northern Homelands Company	312,903	114,628	NA	95.52	160.0	51.1	139.6	NM	20.1
3/14/2016	Metromile Inc.	Mosaic Insurance Company	16,438	15,084	(9.9)	NA	22.0	133.8	145.9	NM	NA
1/27/2016	National General Holdings Corporation	Standard Mutual Insurance Company	58,950	21,965	(1.5)	103.60	27.6	46.8	125.7	NM	NA
1/25/2016	National General Holdings Corporation	Century-National Insurance Company / Western General Agen	599,258	365,279	4.1	109.60	315.0	70.1	146.3	NM	20.2
11/4/2015	NORCAL Mutual Insurance Company	Florida Doctors Holding Company, LLC	81,344	21,513	(1.9)	110.00	53.3	65.5	247.7	NM	NA
10/14/2015	Church Mutual Insurance Company	School Boards Insurance Company of Pennsylvania, Inc. / Sch	164,604	54,237	15.5	91.69	37.3	22.7	68.8	NM	5.1
9/28/2015	United Insurance Holdings Corp.	Interboro Insurance Company	98,676	30,649	11.1	98.27	57.0	57.8	186.0	NM	16.5
9/27/2015	AmTrust Financial Services, Inc.	Republic Companies, Inc.	689,208	253,467	NA	103.40	233.2	33.8	92.0	NM	18.6
8/24/2015	Auto-Owners Insurance Company	Strickland Insurance Group, Inc.	251,189	90,097	NA	96.21	168.4	67.0	186.9	NM	16.3
8/11/2015	XL Group plc	Allied International Holdings, Inc.	197,110	65,265	12.2	91.29	105.6	53.6	161.8	NM	14.0
7/1/2015	ACE Limited	Chubb Corporation	40,311,229	14,833,597	NA	86.46	28,293.8	70.2	190.7	NM	13.7
6/26/2015	Clear Blue Financial Holdings, LLC	Maiden Specialty Insurance Company	66,917	52,089	8.9	NA	49.9	74.5	95.7	NM	11.3
6/10/2015	Tokio Marine Holdings, Inc.	HCC Insurance Holdings, Inc.	6,304,626	2,825,141	NA	NA	7,499.9	119.0	265.5	NM	20.2
6/1/2015	Clear Blue Financial Holdings, LLC	RLI Indemnity Company	44,430	43,919	2.1	NA	7.5	16.9	17.1	NM	8.1
5/7/2015	AmTrust Financial Services, Inc.	Warranty solutions business	151,512	51,635	6.0	98.99	152.0	100.3	294.4	NM	29.0
4/29/2015	Fairfax Financial Holdings Limited	Mt. McKinley Insurance Company	21,511	20,179	(0.7)	NA	20.0	93.0	99.1	NM	NA
4/9/2015	Tokio Marine Holdings, Inc.	SPARTA Specialty Insurance Company	90,367	36,100	(25.8)	NA	37.1	41.0	102.7	NM	NA
		Low (79)	1,865	1,865	(72.4)	30.85	1.9	4.1	17.1	0.1	4.6
		Average (79)	957,285	364,659	1.9	95.37	648.0	72.4	136.4	3.2	21.7
		Median (79)	70,098	29,581	2.1	95.86	37.3	62.9	126.9	2.8	20.1
		High (79)	40,311,229	14,833,597	28.6	209.03	28,293.8	195.2	365.9	9.7	57.1

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 Confidential Present Value Analysis

Present Value Analysis Summary of Assumptions

Boenning prepared a present value analysis using management's forecasted results of operations of EMCI for the years ending December 31, 2019 – 2023

- Based on discussions with management, these projections were prepared with the goal of capturing current market dynamics and the implementation of initiatives to alter recent historical EPS trends.
- Reflects recently announced exit from personal lines business.
- ~4% annual growth in P&C premium earned and ~3.3% in EMC Re premium earned.
- Total revenue 2+% CAGR through 2023.
- Assumed an improvement in combined ratio from 101.6% in 2019 to 99.7% by 2023.
- EPS expected to grow ~4% over period; 8+% starting in 2020 after full effect of personal lines exit and implementation of initiatives to achieve consistent commercial lines underwriting profit.
- Assumed a $0.04 a year increase (with $0.08 a year in 2022 and 2023) in dividend per share from the current base of $0.89 annually.
- Utilized earnings and book value basis terminal value models; Selected earnings (11.6x) and book value (0.94x) multiples based on median of the selected peer group.
- Derived a 10.55% cost of equity as the discount factor.
- Sensitivity performed using the terminal multiple and EPS growth rate

Cost of Equity (CAPM) $K_e=R_f+(RP_m*\beta)+RP_s$	
Risk Free Rate	3.50%
Equity Risk Premium	5.00%
Beta	0.91x
Size Premium	2.50%
Cost of Equity	10.55%

- Cost of Equity (CAPM) was derived from the Duff & Phelps data base;
- Risk Free Rate and Equity Risk Premium reflect Duff & Phelps recommendations.
- Size Premium reflects companies in a size between $299.4M - $656.8M.
- Beta reflects companies within SIC code of 63 (insurance)

Valuation Note: Boenning used operating earnings per share as an approximation for net income for all forward looking valuation applications (operating earnings excludes net realized investment gains/losses and, beginning in 2018, the change in net unrealized investment gains/losses on equity investments)

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Implied Valuation Range – EPS Based Valuation Note: Boenning used operating earnings per share as an approximation for net income for all forward looking valuation applications (operating earnings excludes net realized investment gains/losses and, beginning in 2018, the change in net unrealized investment gains/losses on equity investments) 39 Confidential EPS Growth Change (%) Multiple Based On Peers P/E Present Value Based on EPS Terminal Multiple Fiscal Year 2018F2019P2020P2021P2022P2023P Earnings Per Share1.401.741.892.062.212.38 Earnings Per Share Year Over Year Growth24.3%8.6%9.0%7.3% 7.7 % Assumed P/E Multiple Applied to Earnings12.9 x Market Value Per Share $30.73 Cash Dividends Paid$0.93$0.97$1.01$1.09$1.17 Year Five Terminal Value $30.73 Total Cash Flow to Shareholders$0.93$0.97$1.01$1.09$31.90 Net Present Value Sensitivity to Earnings Growth and EPS Terminal Multiple: Terminal Price to Earnings Multiple -3.0 -1.5 0.0 1.5 3.0 10.9 x11.9 x12.9 x13.9 x14.9 x $18.63$19.95$21.27$22.60$23.92 19.6621.0822.4923.9125.32 20.7522.2625.2926.81 21.9023.5225.1426.7528.37 23.1124.8426.5728.3030.03 23.78 Net Present Value of Cash Flows$23.78

Implied Valuation Range – Book Value Based 40 Confidential EPS Growth Change(%) Multiple Based On Peers P/E Present Value Based on BV Multiple Fiscal Year 2018F2019P2020P2021P2022P2023P Earnings Per Share$1.40$1.74$1.89$2.06$2.21$2.38 Earnings Per Share Year Over Year Growth24.3%8.6%9.0%7.3%7.7 % Cash Dividends Per Share$0.93$0.97$1.01$1.09$1.17 Earnings Per Share Less Cash Dividends$0.81$0.92$1.05$1.12$1.21 Book Value Per Share$26.63$31.74 Assumed Tangible Book Multiple Applied to Book Value0.92 x Market Value Per Share $29.34 Cash Dividends Paid$0.93$0.97$1.01$1.09$1.17 Year Five Terminal Value $29.34 Total Cash Flow to Shareholders$0.93$0.97$1.01$1.09$30.51 Net Present Value Sensitivity to Earnings Growth and Terminal Book Multiple: Terminal Price to Book Value Multiple -3.0 -1.5 0.0 1.5 3.0 0.72 x0.82 x0.92 x1.02 x1.12 x $18.47$20.44$22.41$24.37$26.34 18.6620.6522.6424.6426.63 18.8520.8724.9126.93 19.0621.1023.1525.2027.25 19.2721.3423.4225.5027.57 22.89 Net Present Value of Cash Flows$22.89

 Confidential Selected Controlling Shareholder Going Private Transaction Analysis

Summary of Selected CGPTs Boenning reviewed all insurance company transactions and identified those that had a majority shareholder acquiring the minority shareholders through a CGPT. Deal Value/ Book (%) Deal Value/ Net Income (x) Total Assets ($M) Capital & Surplus ($M) LTM ROAE (%) Combined Ratio (%) Deal Value ($M) Subset Consists of all insurance only CGPTs. Transactions without deal value have been excluded. Insurance Only CGPTs EMCI Factor Median Average Median Average LTM 9/30/18 GAAP Earnings 9/30/18 GAAP Book Value Per Share (Basic) $1.88 $26.63 16.5x 1.47x 22.1x 1.58x $31.10 $39.06 $41.52 $42.09 Note: Value range is derived as the low and high of the various metrics calculated. 42 Confidential Value Range$31.10$42.09 EMCI - GAAP 1,701 575 6.9 101.3 Insurance Only CGPTs (13) Low 1,838 359 2.8 96.2 226 101.8 8.8 Average 22,243 2,831 9.7 102.9 1,608 158.1 22.1 Median 6,850 1,849 10.3 101.4 1,049 146.7 16.5 High 110,771 8,941 14.3 112.4 7,070 286.8 48.2 Terms at Announcement (Median) Seller's Median Financial Performance

Insurance Only CGPTs

			Seller's Financial Performance				Terms at Announcement			
Announce Date	Buyer	Seller	Total Assets ($000)	Total Equity ($000)	LTM ROAE (%)	Combined Ratio (%)	Equity Ownership Acquired (%)	Deal Value ($M)	Deal Value/ Book (%)	Deal Value/ Net Income (x)
3/1/2018	Investor group	AmTrust Financial Services, Inc.	25,701,000	3,932,400	7.9	112.41	45.0	1,390.1	101.8	14.8
7/25/2016	American Financial Group, Inc.	National Interstate Corporation	1,935,882	358,897	5.8	102.44	49.0	314.7	182.6	30.5
4/21/2011	CNA Financial Corporation	CNA Surety Corporation	1,837,734	1,068,733	13.5	NA	39.0	476.5	111.2	8.8
2/7/2011	Berkshire Hathaway Inc.	Wesco Financial Corporation	3,550,270	2,589,374	2.8	96.15	19.9	547.6	105.9	37.8
9/18/2009	Fairfax Financial Holdings Limited	Odyssey Re Holdings Corp.	10,150,029	3,138,352	12.6	100.40	27.4	1,049.4	125.3	11.3
6/29/2009	First American Corporation	First Advantage Corporation	NA	NA	NA	NA	20.2	1,522.4	161.5	48.2
12/1/2008	Fairfax Financial Holdings Limited	Northbridge Financial Corporation	NA	NA	NA	NA	24.6	1,860.4	134.5	39.8
8/6/2008	Nationwide Mutual Insurance Company	Nationwide Financial Services, Inc.	110,771,200	5,370,700	6.3	NA	33.7	2,470.7	146.7	20.9
11/4/2007	Alfa Mutual Group	Alfa Corporation	2,653,668	872,282	12.9	NA	46.1	833.2	203.5	16.5
5/17/2007	American Financial Group, Inc.	Great American Financial Resources, Inc.	13,582,700	1,109,100	10.0	NA	19.0	225.9	105.2	11.8
5/15/2007	American International Group, Inc.	21st Century Insurance Group	1,991,261	929,274	10.7	NA	38.1	746.2	208.1	20.2
5/18/2000	The Hartford Financial Services Group, Inc.	Talcott Resolution Life, Inc.	NA	NA	NA	NA	18.5	7,070.0	286.8	13.8
3/22/2000	Citigroup Inc.	Travelers Property Casualty Corp.	50,257,000	8,941,000	14.3	NA	15.0	2,396.6	181.7	12.8
		Low (13)	1,837,734	358,897	2.8	96.15	15.0	225.9	101.8	8.8
		Average (13)	22,243,074	2,831,011	9.7	102.85	30.4	1,608.0	158.1	22.1
		Median (13)	6,850,150	1,849,237	10.3	101.42	27.4	1,049.4	146.7	16.5
		High (13)	110,771,200	8,941,000	14.3	112.41	49.0	7,070.0	286.8	48.2

Insurance deals nationwide since 2008 whereby majority shareholder has acquired all remaining outstanding shares

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 Confidential Premiums Paid Analysis

Insurance Transaction Premiums Paid Summary EMCI Metric Premium Per Share Value Median Average Median Average 1-Day 30-Day 3-Month 3-Month VWAP 1-Year 1-Year VWAP 52-Week High $24.57 $25.03 $25.64 $24.74 $29.73 $27.09 $31.06 30.7% 34.1% 25.5% 32.7% 36.6% 36.2% 9.0% 29.7% 32.2% 27.5% 31.6% 34.8% 30.2% 4.8% $32.11 $33.56 $32.17 $32.83 $40.61 $36.90 $33.85 $31.86 $33.08 $32.68 $32.56 $40.07 $35.27 $32.56 EMCI Metric Premium Per Share Value Median Average Median Average 1-Day 30-Day 3-Month 3-Month VWAP 1-Year 1-Year VWAP 52-Week High $24.57 $25.03 $25.64 $24.74 $29.73 $27.09 $31.06 4.6% 9.7% 15.5% 13.2% 22.5% 21.3% 2.5% 16.6% 19.7% 23.0% 21.3% 25.5% 22.9% 1.7% $25.70 $27.46 $29.60 $28.01 $36.42 $32.87 $31.83 $28.66 $29.95 $31.54 $30.00 $37.30 $33.29 $31.59 Note: Valuation metrics reflect a controlling interest. 45 Confidential Value Range$25.70$37.30 Premiums Analysis Summary - CGPT Only Transactions Value Range$31.86$40.61 Premiums Analysis Summary - Public Only Transactions

Premiums Analysis Summary - Public Only Transactions

Announce Date	Buyer	Seller	Premiums Paid (%) 1-Day	30-Day	3-Month	3-Month VWAP	1-Year	1-Year VWAP	52-Week High
7/26/2017	Markel Corporation	State National Companies, Inc.	6.8	19.9	41.2	18.8	89.5	48.5	6.8
12/30/2014	Fosun International Holdings Ltd.	Meadowbrook Insurance Group, Inc.	24.1	42.0	47.9	37.4	25.5	39.8	20.3
1/6/2014	ACP Re Holdings, LLC	Tower Group International, Ltd.	47.1	(4.6)	(7.4)	(26.0)	(87.0)	(68.5)	(88.7)
9/24/2013	ProAssurance Corporation	Eastern Insurance Holdings, Inc.	15.8	17.1	32.2	18.0	45.1	32.7	11.6
6/3/2013	Fairfax Financial Holdings Limited	American Safety Insurance Holdings, Ltd.	1.4	3.8	25.5	26.3	75.8	53.3	17.7
8/27/2012	Enstar Group Limited	SeaBright Holdings, Inc.	35.2	29.2	29.6	33.4	87.4	46.6	19.2
7/13/2012	Athene Group Ltd.	Presidential Life Corporation	38.1	56.8	24.4	50.3	23.9	39.4	15.7
9/8/2011	ACE Limited	Penn Millers Holding Corporation	25.8	41.4	22.4	32.6	49.3	35.5	16.0
5/24/2011	Doctors Company, An Interinsurance Exchange	FPIC Insurance Group, Inc.	30.8	17.9	15.0	20.2	53.7	23.5	6.6
11/30/2010	United Fire & Casualty Company	Mercer Insurance Group, Inc.	50.9	54.0	67.8	53.4	64.4	62.5	45.8
10/28/2010	Fairfax Financial Holdings Limited	First Mercury Financial Corporation	46.9	67.3	46.2	61.3	28.3	36.2	9.0
7/15/2010	Investor group	NYMAGIC, INC.	23.5	16.7	16.3	26.6	51.6	45.4	7.4
7/8/2010	Doctors Company, An Interinsurance Exchange	American Physicians Capital, Inc.	30.7	41.0	26.6	33.3	43.8	37.1	20.8
6/30/2008	Allied World Assurance Company Holdings, Ltd	Darwin Professional Underwriters, Inc.	6.0	12.5	36.3	14.1	27.1	33.2	6.0
5/30/2008	Catalina Holdings (Bermuda) Ltd.	Quanta Capital Holdings Ltd.	48.9	61.9	(4.4)	56.2	36.6	4.2	(17.9)
1/10/2008	Employers Holdings, Inc.	AmCOMP Incorporated	11.7	21.5	8.4	28.8	26.3	26.2	2.5
1/3/2008	QBE Insurance Group Limited	North Pointe Holdings Corporation	50.2	48.8	45.5	51.1	52.4	46.2	27.0
10/15/2007	Doctors Company, An Interinsurance Exchange	SCPIE Holdings Inc.	23.4	37.9	21.1	34.0	(0.5)	20.9	(3.1)
9/7/2007	Humana Inc.	KMG America Corporation	69.4	55.8	16.8	58.2	(18.3)	14.5	(36.4)
6/11/2007	D. E. Shaw & Company, LP	James River Group, Inc.	(1.9)	0.4	18.9	3.3	34.0	17.1	(1.9)
3/1/2007	Zurich Financial Services AG	Bristol West Holdings, Inc.	38.5	34.1	46.8	32.7	21.7	39.8	16.9

	1-Day	30-Day	3-Month	3-Month VWAP	1-Year	1-Year VWAP	52-Week High
Low (21)	(1.9)	(4.6)	(7.4)	(26.0)	(87.0)	(68.5)	(88.7)
Average (21)	29.7	32.2	27.5	31.6	34.8	30.2	4.8
Median (21)	30.7	34.1	25.5	32.7	36.6	36.2	9.0
High (21)	69.4	67.3	67.8	61.3	89.5	62.5	45.8

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Premiums Analysis Summary - CGPT Only Transactions

			Premiums Paid (%)						
Announce Date	Buyer	Seller	1-Day	30-Day	3-Month	3-Month VWAP	1-Year	1-Year VWAP	52-Week High
3/1/2018	Investor group	AmTrust Financial Services, Inc.	4.6	11.7	15.4	14.7	9.2	1.5	(36.3)
7/25/2016	American Financial Group, Inc.	National Interstate Corporation	3.4	4.9	4.2	4.9	27.4	12.4	2.5
4/21/2011	CNA Financial Corporation	CNA Surety Corporation	2.8	5.2	11.0	28.3	50.3	27.2	15.9
2/7/2011	Berkshire Hathaway Inc.	Wesco Financial Corporation	1.1	4.3	3.6	2.9	8.5	7.5	(5.4)
9/18/2009	Fairfax Financial Holdings Limited	Odyssey Re Holdings Corp.	4.0	41.9	61.6	13.3	74.7	46.9	3.2
6/29/2009	First American Corporation	First Advantage Corporation	47.9	39.9	62.8	48.0	24.7	41.4	3.1
12/1/2008	Fairfax Financial Holdings Limited	Northbridge Financial Corporation	21.0	30.3	18.0	31.8	6.6	23.1	5.4
8/6/2008	Nationwide Mutual Insurance Company	Nationwide Financial Services, Inc.	9.5	9.7	2.1	12.0	(4.9)	9.6	(5.1)
11/4/2007	Alfa Mutual Group	Alfa Corporation	25.6	19.8	24.4	21.0	21.6	22.6	10.8
5/17/2007	American Financial Group, Inc.	Great American Financial Resources, Inc.	(1.3)	(2.6)	15.5	(0.7)	22.5	7.1	(3.5)
5/15/2007	American International Group, Inc.	21st Century Insurance Group	4.8	5.0	3.0	4.8	39.9	21.3	0.9
5/18/2000	The Hartford Financial Services Group, Inc.	Talcott Resolution Life, Inc.	2.1	6.0	16.7	3.9	1.1	12.4	(7.4)
3/22/2000	Citigroup Inc.	Travelers Property Casualty Corp.	91.0	79.2	60.8	91.5	49.5	64.6	38.1

	1-Day	30-Day	3-Month	3-Month VWAP	1-Year	1-Year VWAP	52-Week High
Low (13)	(1.3)	(2.6)	2.1	(0.7)	(4.9)	1.5	(36.3)
Average (13)	16.6	19.7	23.0	21.3	25.5	22.9	1.7
Median (13)	4.6	9.7	15.5	13.3	22.5	21.3	2.5
High (13)	91.0	79.2	62.8	91.5	74.7	64.6	38.1

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Analyst Sentiment Analyst Views Over Time Median Price Target ($) 27.00 28.00 28.00 28.00 31.00 30.00 30.00 32.00 30.00 29.50 31.50 29.00 3/16 6/16 9/16 12/16 3/17 6/17 Buy 9/17 Sell 12/17 3/18 6/18 9/18 11/18 Hold Number of Analysts 1 1 1 1 1 1 1 1 1 2 2 2 Current Analyst Overview Price Target ($) '18E – '19E Growth (%) Recommendation Date EPS ($) Analyst Recommendation 2018E 2019E Current Price ($) 24.57 Potential (%) Note: Only analysts who provided price targets were included in buy/hold/sell analysis. 48 Confidential Appreciation (Depreciation)18.0 Analyst 111/9/2018 Analyst 211/7/2018 Analyst 3NA Hold Buy Neutral 30.001.451.35(6.9) 28.001.401.400.0 NA1.401.400.0 Median ($)29.001.401.400.0 100100100100100100100100100 50 50 50 50 50 50

 Confidential Appendix B: EMCI Management Projections

Management Projections

Management provided Boenning with 5-year projections for EMCI which are summarized below.

	2019	2020	2021	2022	2023
Premiums earned	$ 643,000,000	$ 647,000,000	$ 673,000,000	$ 700,000,000	$ 726,000,000
Investment income, net	52,200,000	52,500,000	54,700,000	56,100,000	59,000,000
Other income	8,212,492	8,212,492	8,212,492	8,212,492	8,212,492
Total revenue	703,412,492	707,712,492	735,912,492	764,312,492	793,212,492
Losses and settlement expense	432,925,000	430,132,000	446,169,000	463,744,000	481,183,000
Dividends to policyholders	10,416,000	10,374,000	10,815,000	11,277,000	11,140,000
Other underwriting expense	210,185,227	212,700,227	219,464,227	224,979,227	231,443,227
Interest expense	682,500	682,500	682,500	682,500	682,500
Other expense	3,530,000	3,530,000	3,530,000	3,530,000	3,530,000
Total losses & expenses	657,738,727	657,418,727	680,660,727	704,212,727	727,978,727
Operating income before income tax	45,673,765	50,293,765	55,251,765	60,099,765	65,233,765
Income tax	7,916,354	8,991,554	10,013,465	11,173,295	12,361,685
Operating income	$ 37,757,411	$ 41,302,211	$ 45,238,300	$ 48,926,470	$ 52,872,080
Operating earnings per share	$ 1.74	$ 1.89	$ 2.06	$ 2.21	$ 2.38
Average Shares outstanding	21,736,316	21,897,884	22,005,596	22,113,684	22,221,467
Combined Ratio	101.6%	101.0%	100.5%	100.0%	99.7%

Note: Per share values above are operating earnings per share in that they exclude net realized investment gains/losses and, beginning in 2018, the change in net unrealized investment gains/losses on equity investments. For purposes of this valuation, Boenning used operating earnings per share as an approximation for net income per share for all forward looking valuation applications.

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